Exhibit 1.1

                         FORM OF UNDERWRITING AGREEMENT

           HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 20__-__

                  THE CIT GROUP SECURITIZATION CORPORATION III
                                   (DEPOSITOR)

                                                           _______________, 20__

[UNDERWRITER],
as Representative of the
Several Underwriters (the "Representative"),
[Address]

Ladies and Gentlemen:

      1. Introductory. The CIT Group Securitization Corporation III, a Delaware corporation (the "Depositor"), a wholly-owned limited-purpose finance subsidiary of CIT Group Inc., a Delaware corporation ("CIT"), has previously filed as registrant thereunder (the "Registrant") a registration statement with the Securities and Exchange Commission (the "Commission") relating to the issuance and sale from time to time of up to U.S.$_____________ of home equity loan asset backed certificates. Each of such certificates are registered under the registration statement referred to in Section 2(a) (collectively, the "Registered Securities") and the Depositor has authorized the issuance and sale to the Underwriters of the Home Equity Loan Asset Backed Certificates, Series 200__-__ listed on Schedule I hereto (the "Offered Certificates," and, together with the [Class X-IO and Class R Certificates], the "Certificates") evidencing interests in a pool (the "Mortgage Loan Pool") of certain home equity loans (the "Mortgage Loans"). The Certificates will be issued under a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of _______________, 20__ among the Depositor, CFHE Funding Company LLC, a Delaware limited liability company, as seller (the "CIT Conduit Seller"), The CIT Group/Consumer Finance, Inc. ("CITCF" or "Master Servicer") a Delaware corporation and The Bank of New York, as trustee (the "Trustee"). The Certificates will evidence specified interests in the Mortgage Loans and certain other property held in trust with respect to such Certificates. The Mortgage Loans and certain other assets of a Trust (the "Trust") will be sold by CITCF (as "Seller") and the CIT Conduit Seller to the Depositor and, in turn, by the Depositor to the Trust pursuant to the Pooling and Servicing Agreement. The "Seller" and the "CIT Conduit Seller", together, shall be referred to herein as the "Sellers".

      Certain of the Mortgage Loans and other property sold by the CIT Conduit Seller to the Depositor will be purchased by the CIT Conduit Seller from CITCF pursuant to a Mortgage Loan Sale and Contribution Agreement dated as of _______________, 20__ (the "Conduit Purchase Agreement"), and certain of the Mortgage Loans and other property sold by CITCF to the CIT Conduit Seller have been previously purchased by CITCF from (i) The CIT Group/Consumer Finance, Inc.
(NY) ("CITCF-NY") pursuant to a Mortgage Loan Sale Agreement dated as of _______________, 20__ (the "CITCF-NY Conduit Sale Agreement")
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between CITCF-NY and CITCF and (ii) The CIT Group/Consumer Finance, Inc. (TN)
("CITCF-TN") pursuant to a Mortgage Loan Sale Agreement dated as of _______________, 20__ (the "CITCF-TN Conduit Sale Agreement") between CITCF-TN and CITCF. Certain of the Mortgage Loans to be conveyed by the Seller to the Depositor will be purchased by the Seller from (i) CITCF-NY pursuant to a Purchase Agreement dated as of _______________, 20__ (the "CITCF-NY Sale Agreement") between the Seller and CITCFNY and (ii) CITCF-TN pursuant to a Purchase Agreement dated as of _______________, 20__ (the "CITCF-TN Sale Agreement") between the Seller and CITCF-TN. The "Depositor", the "CIT Conduit Seller", "CITCF", "CITCF-NY" and "CITCF-TN" shall be collectively referred to herein as the "CIT Entities."

      The firm or firms listed on the attached Schedule I hereto which agreed to purchase the Offered Certificates are hereinafter referred to as the Underwriters (the "Underwriters") of such Offered Certificates, and the representative of the Underwriters to whom this Underwriting Agreement (the "Agreement") is addressed is hereinafter referred to as the Representative (the "Representative").

      Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Pooling and Servicing Agreement.

      2. Representations and Warranties of the Depositor and CITCF. Each of the Depositor and CITCF, jointly and severally represents and warrants to, and agrees with, the Underwriters, as of the date hereof and as of the date of the purchase and sale of the Offered Certificates pursuant to Section 3 hereof (the "Closing Date") that:

            (a) A registration statement on Form S-3 (No. ___-_____ ), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and, as amended, has become effective. Such registration statement, as amended as of the date of this Agreement, is hereinafter referred to as the "Registration Statement," and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the Offered Certificates as first filed with the Commission after the date of this Agreement pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933, as amended ("Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus."

            (b) On the effective date of the Registration Statement, such Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission promulgated under the Act ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the time of the filing of the Prospectus in accordance with Rule 424(b), the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents include, or will include any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon (i) written information furnished to the Depositor by any Underwriter through the Representative specifically for use therein, it being understood that the only such information consists of the


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Underwriters' Information (as defined in Section 8(a)) or (ii) the Underwriter
Derived Information (as defined in Section 7 below) contained in the Current Report (as defined in Section 5(m) below) or in any amendment thereof or supplement thereto, incorporated by reference in such Registration Statement or such Prospectus (or any amendment thereof or supplement thereto). The Depositor and CITCF acknowledge that any information furnished by any of the Underwriters specifically for use in the Registration Statement, any Marketing Materials (as defined in Section 7 below) or the Prospectus is the Underwriters' Information (as defined in Section 8(a) below).

            (c) The Depositor meets the requirements for use of Form S-3 under the Act.

            (d) The documents incorporated by reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder.

            (e) Each of the CIT Entities has been duly organized and is validly existing as a corporation or limited liability company (as applicable) in good standing under the laws of its applicable State of formation. Each of the CIT Entities has the corporate power and authority to own, lease and operate its respective properties and conduct its respective businesses as described or incorporated in the Prospectus (with respect to the Depositor and CITCF only) and to enter into and perform their obligations under each of the Basic Documents (as defined below) to which it is a party; and each of the CIT Entities is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on its respective business, properties, assets, or condition (financial or other) or on its ability to perform its obligations under any of the Basic Documents to which it is a party. "Basic Documents" means this Agreement, the Pooling and Servicing Agreement, the Conduit Purchase Agreement, the CITCF-NY Conduit Sale Agreement, the CITCF-TN Conduit Sale Agreement, the CITCF-NY Sale Agreement and the CITCF-TN Sale Agreement.

            (f) The Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which default could reasonably be expected to result in any material adverse change in the financial condition, earnings, affairs or business of the Depositor or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the ability to perform its obligations under any of the Basic Documents to which it is a party.

            (g) None of the CIT Entities other than the Depositor is, with respect to CITCF, CITCF-NY and CITCF-TN, in violation of its respective certificate of incorporation or by-laws and, with respect to the CIT Conduit Seller, its certificate of formation or operating agreement, or in default in the performance or observance of any material obligation, agreement,


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covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any of such CIT Entities is a party or by which each or any of such CIT Entities' properties may be bound, which default could reasonably be expected to result in any material adverse change in the financial condition, earnings, affairs or business of any of such CIT Entities or which could reasonably be expected to materially and adversely affect the properties or assets of any of such CIT Entities or the ability of any of such CIT Entities to perform its obligations under any of the Basic Documents to which it is a party.

            (h) The execution and delivery by the Depositor on the date hereof of this Agreement and on the Closing Date of the Basic Documents to which it is a party, and the performance of its obligations hereunder or thereunder, will be within the corporate power of the Depositor and duly authorized by all necessary corporate action on the part of the Depositor on and as of the date hereof, with respect to this Agreement, or on and as of the Closing Date, with respect to the Basic Documents; and neither the issuance and sale of the Offered Certificates to the Underwriters, nor the execution and delivery by the Depositor of any of the Basic Documents to which it is a party, nor the consummation by the Depositor of the transactions herein or therein contemplated, nor compliance by the Depositor with the provisions hereof or thereof, will materially conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or by-laws of the Depositor or any of the provisions of any indenture, mortgage, contract or other instrument to which the Depositor is a party or by which the Depositor is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

            (i) The execution and delivery by CITCF on the date hereof of this Agreement and by each CIT Entity on and as of the Closing Date of any of the Basic Documents to which it is a party, and the performance of each of their respective obligations hereunder or thereunder, will be within the corporate power of each of the CIT Entities and duly authorized by all necessary corporate action on the part of each of the CIT Entities on and as of the date hereof, with respect to this Agreement, or on and as of the Closing Date, with respect to the Basic Documents; and neither the issuance and sale of the Offered Certificates to the Underwriters, nor the execution and delivery by any of the CIT Entities of this Agreement or any of the Basic Documents to which any of the CIT Entities is a party, nor the consummation by any of the CIT Entities of the transactions herein or therein contemplated, nor compliance by any of the CIT Entities with the provisions hereof or thereof, will materially conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on any of the CIT Entities or their respective properties or, with respect to CITCF, CITCF-NY and CITCF-TN, certificate of incorporation or by-laws and, with respect to the CIT Conduit Seller, its certificate of formation or operating agreement, or any of the provisions of any material indenture, mortgage, contract or other instrument to which any of the CIT Entities is a party or by which any of the CIT Entities is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of their respective property pursuant to the terms of any such material indenture, mortgage, contract or other instrument.


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

            (j) This Agreement has been duly authorized, executed and delivered by each of the Depositor and CITCF, and it constitutes a legal, valid and binding instrument enforceable against each of the Depositor and CITCF in accordance with its terms, subject (x) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (z) as to enforceability with respect to rights of indemnity thereunder, to limitations of public policy under applicable securities laws.

            (k) Each of the Basic Documents, when executed and delivered on the Closing Date and, in the case of the Pooling and Servicing Agreement when executed and delivered by the Trustee, will be duly authorized, executed and delivered by each of the CIT Entities which is a party thereto, and will constitute a legal, valid and binding instrument enforceable against each such CIT Entity which is a party thereto in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            (l) The Offered Certificates, when duly and validly authorized by the Depositor, and, when executed and authenticated as specified in the Pooling and Servicing Agreement, will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

            (m) No filing or registration with, notice to or consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by any of the CIT Entities of the transactions contemplated by any of the Basic Documents to which it is a party, except such as may be required under the Act, the Rules and Regulations, or state securities or Blue Sky laws or such other filings, registrations, notices, consents, approvals, authorizations, orders or permits as have been obtained.

            (n) Each of the CIT Entities possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them and as described in the Prospectus, other than such licenses, certificates, authorities or permits the failure of which to possess would not have a material adverse effect on the interests of Certificateholders under the Pooling and Servicing Agreement and none of the CIT Entities has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of any of the CIT Entities or their ability to perform their respective obligations under any of the Basic Documents to which it is a party.

            (o) As of the Closing Date, the Mortgage Loans and related property will have been duly and validly assigned to the Trustee in accordance with the Basic Documents; and when such assignment is effected, a duly and validly perfected transfer of all such Mortgage Loans will have occurred, subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance created by any of the CIT Entities.



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            (p) As of the Closing Date, each of the Mortgage Loans will meet the eligibility criteria described in the Prospectus.

            (q) The "location" of each of the CIT Entities for the purposes of
Section 9-307(e) of the Uniform Commercial Code as in effect in the State of New York, is listed opposite its name on Schedule II hereto.

            (r) Neither any of the CIT Entities nor the Trust created by the Pooling and Servicing Agreement is and, after giving effect to the offering and sale of the Offered Certificates and other transactions contemplated hereby, neither any of the CIT Entities nor the Trust will be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

            (s) As of the Closing Date, each of the respective representations and warranties of the CIT Entities set forth in the Basic Documents will be true and correct, and the Underwriters may rely on such representations and warranties as if they were set forth herein in full.

            (t) There are no legal or governmental proceedings to which any of the CIT Entities is a party or of which any property of any of the CIT Entities is the subject (i) asserting the invalidity of this Agreement, the Offered Certificates or any of the Basic Documents, (ii) seeking to prevent the issuance of the Offered Certificates or the consummation of any of the transactions contemplated by this Agreement or any Basic Document, (iii) which will materially and adversely affect the performance by CITCF or any of the CIT Entities, of their respective obligations under, or the validity or enforceability of, this Agreement, the Offered Certificates or the Basic Documents, as applicable, (iv) seeking to affect adversely the federal income tax attributes of the Offered Certificates described in the Prospectus or (v) which will, individually or in the aggregate, have a material adverse effect on any of the CIT Entities; and, to the best of any of the CIT Entities' knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (u) Since the respective dates as of which information is given in the Prospectus, there has not been any change, or any development involving a prospective change, in or affecting any of the CIT Entities (other than as contemplated in the Prospectus) which would be expected to have a material adverse effect on the ability of such person to consummate the transactions contemplated by, or to perform its respective obligations under, this Agreement or any of the Basic Documents to which such CIT Entity is a party.

      All representations, warranties and agreements made herein shall be deemed made as of the date hereof and as of the Closing Date; provided, however, that to the extent any representation or warranty relates to a specific date, such representation and warranty shall be deemed to continue to relate to such date.

      3. Purchase, Sale and Delivery of Offered Certificates. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to sell to the Underwriters, and the Underwriters


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

agree, severally and not jointly, to purchase from the Depositor, the aggregate principal amounts of the Class of Offered Certificates set forth opposite the name of such Underwriters in Schedule I hereto at a purchase price equal to the "Price $" specified for such Class of Offered Certificates opposite the name of such Underwriter on Schedule I hereto with respect to such Class of Offered Certificates.

      Against payment of the purchase price by wire transfer of immediately available funds to the Depositor, or to such bank as may be designated by the Depositor, the Depositor will deliver the Offered Certificates to the Representative, for the account of the Underwriters, at the office of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 on _______________, 20__ at 10:00 a.m., New York City time, or at such other time not later than seven full business days thereafter as the Representative and the Depositor determine, such time being herein referred to as the "Closing Date." The Offered Certificates to be so delivered will be initially represented by one or more Offered Certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Offered Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under the limited circumstances set forth in the Pooling and Servicing Agreement. The certificates evidencing the Offered Certificates will be made available for checking at the offices of Schulte Roth & Zabel LLP at least 24 hours prior to the Closing Date.

      4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Certificates for sale to the public as set forth in the Prospectus.

      5. Covenants of the Depositor and CITCF. Each of the Depositor and CITCF, jointly and severally, covenants and agrees with the several Underwriters that:

            (a) The Depositor will file the Prospectus, properly completed, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Representative, which consent shall not be unreasonably withheld, subparagraph (5)) of Rule 424(b) no later than the second business day following the date it is first used. The Depositor will advise the Representative promptly of any such filing pursuant to Rule 424(b).

            (b) The Depositor will advise the Representative promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, and will not effect any such amendment or supplementation without the Representative's consent which consent shall not be unreasonably withheld; and the Depositor will also advise the Representative promptly of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (c) The Depositor will arrange for the qualification of the Offered Certificates for offering and sale under the securities laws of such jurisdictions in the United States as the Representative may reasonably designate and will continue such qualifications in effect so long as necessary under such laws for the distribution of such Offered Certificates;


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

provided that in connection therewith the Depositor shall not be required to qualify as a foreign corporation to do business nor become subject to service of process generally, but only to the extent required for such qualification, in any jurisdiction in which it is not currently so qualified.

            (d) If, at any time when a prospectus relating to the Offered Certificates is required to be delivered by law in connection with sales by any Underwriter or dealer, either (i) any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Prospectus to comply with the Act, the Depositor will promptly notify the Representative and will promptly prepare and file with the Commission, at its own expense, an amendment or a supplement to the Prospectus which will correct such statement or omission or effect such compliance. Neither the consent of the Representative to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

            (e) The Depositor will timely prepare and file all periodic reports required to be filed pursuant to Section 13, 14 or 15(d) of the 1934 Act as interpreted by the Commission through certain No-Action Letters, on behalf of the Trust, with the Commission until no longer required to do so as permitted by
Section 15(d) of the 1934 Act.

            (f) The Depositor will furnish to each of the Underwriters copies of the Registration Statement (two of which will be signed and include all exhibits), any related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request. The Depositor will pay the expenses of printing and distributing to the Underwriters all such documents.

            (g) So long as any of the Offered Certificates are outstanding, the Depositor or CITCF, as the case may be, will furnish to the Representative copies of all written reports or other written communications (financial or otherwise) furnished or made available to Certificateholders, and deliver to the Representative during such same period, (i) as soon as they are available, copies of any reports and financial statements filed by or on behalf of the Trust by the Registrants with the Commission pursuant to the 1934 Act and (ii) such additional information concerning the Depositor or CITCF (relating to the Mortgage Loans, the servicing thereof, the ability of CITCF to act as Master Servicer), the Offered Certificates or the Trust as the Representative may reasonably request from time to time.

            (h) Whether or not the transactions contemplated by this Agreement are consummated, the Depositor and CITCF will pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including (i) the preparation, issuance and delivery of the Offered Certificates, (ii) any fees charged by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P" and, together with Moody's, the "Rating Agencies") for the rating of the Offered Certificates, (iii) the expenses incurred in printing, reproducing and distributing the registration statement as filed, the Registration Statement, preliminary


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prospectuses and the Prospectus (including any amendments and supplements thereto required pursuant to Section 5(d) hereof), (iv) the fees and disbursements of counsel to the Depositor, and CITCF and the independent public accountants of the Depositor, (v) the fees and disbursements of the Trustee and its counsel, (vi) the fees of DTC in connection with the book-entry registration of the Offered Certificates, (vii) the reasonable expenses of the Representative including the reasonable fees and disbursements of its counsel, in connection with the initial qualification of the Offered Certificates for sale in the jurisdictions that the Representative may designate pursuant to Section 5(c) hereof and in connection with the preparation of any blue sky survey and legal investment survey and (viii) the printing and delivery to the Underwriters, in such quantities as the Underwriters may reasonably request, of copies of the Basic Documents. Subject to Section 9 hereof, the Underwriters shall be responsible for their own costs and expenses, including the fees and expenses of their counsel (other than the reasonable expenses of the Representative including the reasonable fees and disbursements of its counsel, in connection with the initial qualification of the Offered Certificates for sale in the jurisdictions that the Representative may designate pursuant to Section 5(c) hereof and in connection with the preparation of any blue sky survey and legal investment survey).

            (i) On or before the Closing Date, each of the CIT Entities shall cause each of their respective books and records (including any computer records) relating to the Mortgage Loans to be marked to show the Trust's absolute ownership of the Mortgage Loans, and from and after the Closing Date neither the Depositor nor CITCF, as Master Servicer, shall take any action inconsistent with the Trust's ownership of such Mortgage Loans, other than as permitted by the Pooling and Servicing Agreement.

            (j) Until the retirement of the Offered Certificates, or until such time as the Underwriters shall cease to maintain a secondary market in the Offered Certificates, whichever occurs first, the Depositor or CITCF will deliver to the Representative the certified public accountants' annual statements of compliance furnished to the Trustee pursuant to the Pooling and Servicing Agreement, as soon as such statements are furnished to the Trustee.

            (k) To the extent, if any, that any of the ratings provided with respect to the Offered Certificates by either Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the CIT Entities, any of the CIT Entities shall furnish such documents and take any such other actions as may be required to satisfy such conditions. A copy of such document shall be provided to the Representative at the time it is delivered to the Rating Agencies.

            (l) The Depositor will prepare, or cause to be prepared, and file, or cause to be filed, a timely election to treat the Mortgage Loan Pool as a "real estate mortgage investment conduit" ("REMIC") as such terms are defined in the Internal Revenue Code of 1986, as amended (the "Code"), for Federal income tax purposes.

            (m) Provided that the Depositor has received the letter from _______________, described in Section 7(a) relating to any Collateral Term Sheets, Structural Term Sheets or Computational Materials (each as defined in
Section 7 below), as the case may be, the Depositor will cause any such Collateral Term Sheets, Structural Term Sheets or Computational Materials with respect to the Offered Certificates which are delivered to the


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Depositor as provided in Section 7 below to be filed with the Commission on a
Current Report on Form 8-K (the "Current Report") not later than two days following first use thereof, in the case of any Collateral Terms Sheets and not later than the date on which the prospectus supplement relating to the Offered Certificates is available for distribution to investors in the case of any Structural Term Sheets or Computational Materials.

      6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Certificates will be subject to the accuracy of the representations and warranties on the part of the CIT Entities contained or incorporated herein, to the accuracy of the statements of officers of the CIT Entities made pursuant to the provisions hereof, to the performance by the CIT Entities of their respective obligations hereunder and to the following additional conditions precedent:

            (a) (i) On the date of this Agreement, the Representative and the Depositor shall have received a draft of a letter, dated the date of delivery thereof, of _______________ confirming that they are independent public accountants with respect to the Depositor and CITCF within the meaning of the Act and the Rules and Regulations, substantially in the form of the draft to which the Representative has previously agreed and otherwise in form and substance satisfactory to the Representative and counsel for the Underwriters and (ii) on the Closing Date, a letter, dated the date of delivery thereof, of _______________ confirming that they are independent public accountants with respect to the Depositor and CITCF within the meaning of the Act and the Rules and Regulations, consistent with the letter delivered pursuant to clause (i) above and otherwise in form and substance satisfactory to the Representative and counsel for the Underwriters.

            (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. On or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Registrants, shall be contemplated by the Commission.

            (c) The Representative shall have received an officer's certificate, dated the Closing Date, executed by the President, any Vice President, the principal financial or the principal accounting officer of (i) the Depositor representing and warranting that, as of the Closing Date, to the best of each such officer's knowledge after reasonable investigation, the representations and warranties of the Depositor in this Agreement and the other Basic Documents to which it is a party are true and correct, that the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission; (ii) the CIT Conduit Seller in which such officers shall state that, to the best of each such officer's knowledge after reasonable investigation, the representations and warranties of the CIT Conduit Seller in the Basic Documents to which it is a party are true and correct and that the CIT Conduit Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date; (iii) CITCF in which such officers shall state that, to the best of each such officer's knowledge after reasonable investigation, the representations and warranties of CITCF in this Agreement and the other Basic Documents to which it is a party are true and correct and that CITCF has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date;
(iv) CITCF-NY in which such officers shall state that, to the best of each such officer's knowledge after reasonable investigation, the representations and warranties of CITCF-NY in the Basic Documents to which it is a party are true and correct and that CITCF-NY has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date; and (v) CITCF-TN in which such officers shall state that, to the best of each such officer's knowledge after reasonable investigation, the representations and warranties of CITCF-TN in the Basic Documents to which it is a party are true and correct and that CITCF-TN has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date.

            (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Depositor, or any of the CIT Entities which, in the judgment of the Representative, materially impairs the investment quality of the Offered Certificates or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Certificates; (ii) any downgrading in the rating of any debt securities of any of the CIT Entities, as applicable, or any of their direct or indirect subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Certificates, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or Nasdaq National Market, or any setting of minimum prices for trading on such exchange or any suspension of trading of any securities of any CIT Entity on any exchange or in the over-the-counter market; (v) any banking moratorium declared by Federal, New Jersey or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Certificates on the terms and in the manner contemplated by this Agreement and in the Prospectus.

            (e) The Representative shall have received an opinion, dated the Closing Date, in substantially the form set forth below, of Schulte Roth & Zabel LLP, special counsel for the CIT Entities, to the effect that:

                  (i) Each of the CIT Entities has been duly incorporated, or has been duly formed, and each of them is validly existing as a corporation or a limited liability company (as applicable) in good standing under the laws of the applicable State of formation.

                  (ii) Each of the CIT Entities has the corporate power to own its assets and to transact the business in which it is currently engaged and to perform its obligations under each of the Basic Documents to which it is a party.

                  (iii) Each of the Basic Documents to which any of the CIT Entities is a party has been duly authorized, executed and delivered by such CIT Entity, and each such Basic Document constitutes a valid and binding obligation of such CIT Entity, enforceable against such CIT Entity in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (C) the enforceability as to rights to indemnity thereunder may be limited under applicable law.

                  (iv) The execution and delivery by each of the CIT Entities of the Basic Documents to which it is a party and the performance of their respective obligations thereunder will not result in any violation of the provisions of the certificate of incorporation, certificate of formation, articles of association, by-laws, operating agreements or other constituent documents of the CIT Entities or, to the best of such counsel's actual knowledge, any law, administrative regulation or administrative or court decree of any state or federal courts, regulatory bodies, other body, governmental entity or arbitrator having jurisdiction over the CIT Entities.

                  (v) The Depositor has duly authorized and executed the written order to the Trustee to execute and deliver the Offered Certificates.

                  (vi) To the best of such counsel's actual knowledge, no filing or registration with or notice to or consent, approval, authorization or order of any Court of the State of New York (or federal court located in New York or any governmental authority or agency of the State of New York) is required for the consummation by any of the CIT Entities of the transactions contemplated by the Basic Documents, except for such other filings, registrations, notices, consents, approvals, authorizations, orders or permits as have been obtained.

                  (vii) The CITCF-NY Sale Agreement is sufficient in form and substance to convey to CITCF all of CITCF-NY's rights, title and interest in and to the related Mortgage Loans. When the CITCF-NY Sale Agreement has been duly executed and delivered by all parties thereto, and the purchase price has been paid to CITCF-NY by CITCF in the manner specified in the CITCF-NY Sale Agreement, all of CITCF-NY's rights, title and interest in and to the related Mortgage Loans will have been conveyed to CITCF, except as such interest in the related homes securing the Mortgage Loans (the

      "related Mortgaged Homes") may be limited by the absence of a duly recorded mortgage assignment.

                  (viii) The CITCF-TN Sale Agreement is sufficient in form and substance to convey to CITCF all of CITCF-TN's rights, title and interest in and to the related Mortgage Loans. When the CITCF-TN Sale Agreement has been duly executed and delivered by all parties thereto, and the purchase price has been paid to CITCF-TN by CITCF in the manner specified in the CITCF-TN Sale Agreement, all of CITCF-TN's rights, title and interest in and to the related Mortgage Loans will have been conveyed to CITCF, except as such interest in the related Mortgaged Homes may be limited by the absence of a duly recorded mortgage assignment.

                  (ix) The Pooling and Servicing Agreement is sufficient in form and substance to convey to the Depositor all of the Sellers' rights, title and interest in and to the Mortgage Loans. When the Pooling and Servicing Agreement has been duly executed and delivered by all parties thereto, and the purchase price has been paid to the Sellers by the Depositor in the manner specified in the Pooling and Servicing Agreement, all of the Sellers' rights, title and interest in and to the Mortgage Loans will have been conveyed to the Depositor, except as such interest in the related Mortgaged Homes may be limited by the absence of a duly recorded mortgage assignment.

                  (x) The Pooling and Servicing Agreement is sufficient in form and substance to convey to the Trustee all of the Depositor's rights, title and interest in and to the Mortgage Loans. When the Basic Documents have each been duly executed and delivered by all parties thereto, the purchase price therefor has been paid to the Depositor by the Trust in the manner specified in the Pooling and Servicing Agreement, and the Offered Certificates have been duly executed and duly authenticated and delivered by the Trustee to or upon the order of the Depositor in accordance with the Pooling and Servicing Agreement, all of the Depositor's rights, title and interest in and to the Mortgage Loans will have been conveyed to the Trust and the Trust will be the holder of a valid and binding interest in the Mortgage Loans against the Depositor, except that, until such time as assignments of mortgages are recorded in the name of the Trustee, on behalf of the Trust, in the appropriate jurisdictions (x) the Trustee may not, in certain jurisdictions, be independently able to enforce the mortgage against the related Mortgaged Homes or the related mortgagor, (y) CITCF-NY, CITCF-TN, CITCF or the CIT Conduit Seller, as the case may be, could record an assignment of a mortgage in the name of a third party or record a discharge and satisfaction of a mortgage, and (z) any notice given to the holder of record of a mortgage would be given to CITCF-NY, CITCF-TN, CITCF or the CIT Conduit Seller, as the case may be.

                  (xi) The documents incorporated by reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the Rules and Regulations, except as to the financial statements and other financial and statistical data included therein, to which such counsel need not express any opinion.

                  (xii) The Offered Certificates have been duly authorized and, when executed and authenticated by the Trustee as specified in the Pooling and Servicing Agreement and issued and delivered and paid for as contemplated by this Agreement, will be validly issued, outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

                  (xiii) The Registration Statement initially became effective under the Act as of _______________, 20__, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereto has been issued under the Act and no proceeding for that purpose has been instituted or threatened by the Commission.

                  (xiv) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

                  (xv) The Trust is not, and will not as a result of the offer and sale of the Offered Certificates as contemplated in the Prospectus and in this Agreement become, required to register as an "investment company" under the Investment Company Act.

                  (xvi) The statements in the prospectus supplement relating to the Offered Certificates, dated _______________, 20__, under the caption "Description of the Certificates," insofar as such statements purport to summarize certain terms of the Offered Certificates and the Basic Documents, present a fair summary of such documents.

                  (xvii) To the best of such counsel's knowledge, there are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules or Regulations which have not been so filed.

                  (xviii) The statements in the Base Prospectus under the headings "Certain Federal Income Tax Consequences" and "ERISA Considerations," as modified, superseded or supplemented in the prospectus supplement relating to the Offered Certificates under the headings "Certain Federal Income Tax Considerations" and "ERISA Considerations" to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

                  (xix) The Trust as described in the Prospectus Supplement and the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Code, assuming (i) an election is made to treat the Trust as a REMTC, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder.

                  (xx) The registration statement on Form S-3 (No. ___-_____ ) relating to the Registered Securities as of the effective date of the Post-Effective Amendment thereto, the Registration Statement and the Prospectus as of the date of this

      Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations. Such counsel need express no opinion with respect to the financial statements, the exhibits, annexes and other financial, statistical, numerical or portfolio data or information on the economic condition or financial condition of the portfolio information included in or incorporated by reference into the registration statement on Form S-3 (No. ___-_____ ) relating to the Registered Securities, the Registration Statement, the Prospectus or any amendment or supplement thereto.

      Such counsel shall state that it has participated in conferences with officers and representatives of the CIT Entities, internal counsel to the CIT Entities, and officers and representatives of the Underwriters, at which conferences certain of the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume any responsibility whatsoever for, the factual accuracy, completeness or fairness of the statements contained in the registration statement on Form S-3 (No. ___-_____ ) relating to the Registered Securities, the Registration Statement or Prospectus (except as stated in Sections 6(e)(xvi) and 6(e)(xviii) above), on the basis of the foregoing, no facts have come to their attention that leads such counsel to believe that the registration statement on Form S-3 (No. ___-_____ ) relating to the Registered Securities, as of its effective date, the Registration Statement, as of the date of this Agreement, or any amendment thereto, as of its date when it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus on its date contained or on the Closing Date contains, any untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no view with respect to the financial statements, tables, schedules, exhibits, annexes and other financial, statistical, numerical or portfolio data, or information on the economic condition or financial condition of the portfolio included in or incorporated by reference into, the Registration Statement or Prospectus.

      Said counsel may state that they are admitted to practice only in the State of New York, that they are not admitted to the Bar in any other State and are not experts in the law of any other State and to the extent that the foregoing opinions concern the laws of any other State such counsel may rely upon the opinion of counsel satisfactory to the Underwriters and admitted to practice in such jurisdiction. Any opinions relied upon by such counsel as aforesaid shall be addressed to the Underwriters and shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that their reliance thereon is justified.

            (f) The Representative shall have received from Schulte Roth & Zabel LLP such opinion or opinions, dated the Closing Date, in form and substance satisfactory to the Underwriters and the Underwriters' counsel, in respect of "true sale" in connection with the transactions contemplated by the Basic Documents.

            (g) The Representative shall have received an opinion, dated the Closing Date, of _______________, to the effect that:

                  (i) Each of the CIT Entities has the corporate power and corporate authority to carry on their respective businesses as described in the Prospectus and to own and operate their respective properties in connection therewith;

                  (ii) Each of the CIT Entities is qualified to do business as a foreign corporation and each is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify is likely to have a material adverse effect on the business, properties, assets, or condition (financial or other) of such CIT Entity or on its ability to perform its respective obligations under the Basic Documents to which it is a party;

                  (iii) The execution and delivery by any of the CIT Entities of each of the Basic Documents to which it is a party and the performance of its respective obligations thereunder are within the corporate power of such CIT Entity, the signing of the Registration Statement by the Depositor is within the corporate power of the Depositor, and each of the Basic Documents and the Registration Statement has been duly authorized by all necessary corporate action on the part of such applicable CIT Entity; and neither the issue and sale of the Offered Certificates, nor the consummation of the transactions contemplated by such Basic Documents nor the fulfillment of the terms thereof will, to the best of such counsel's actual knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of such CIT Entity pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument, if any, to which such CIT Entity is a party or by which either may be bound or to which the property or assets of such CIT Entity are subject (but only as to contracts, indentures, mortgages, loan agreements, notes, leases and other such instruments which have been identified by such CIT Entity to such counsel);

                  (iv) To the best of such counsel's actual knowledge, no filing or registration with or notice to or consent, approval, authorization or order of any New Jersey or federal court or governmental authority or agency is required for the consummation by any of the CIT Entities of the transactions contemplated by the Basic Documents, except such as may be required under the Act or the Rules and Regulations, or state securities or Blue Sky laws or such other filings, registrations, notices, consents, approvals, authorizations, orders or permits as have been obtained; and

                  (v) There are no legal or governmental proceedings pending to which any the CIT Entities is a party or of which any property of the CIT Entities is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, (A) that are required to be disclosed in the Prospectus and are not disclosed therein or (B)(1) asserting the invalidity of all or part of any of the Basic Documents, (2) seeking to prevent the issuance of the Offered Certificates, (3) that could materially and adversely affect any of the CIT Entities' obligations under any of the Basic Documents or (4) seeking to affect adversely the federal or state income tax attributes of the Offered Certificates.

                  Said counsel may state that he is admitted to practice only in the State of New Jersey, that he is not admitted to the Bar in any other State, that he does not express an opinion as to the laws of any jurisdiction other than the laws of the State of New Jersey, the General Corporate Law of the State of Delaware and the laws of the United States of America.

            (h) The Representative shall have received an opinion of _______________, counsel for the Underwriters, dated the Closing Date, with respect to the validity of the Offered Certificates and such other related matters as the Representative shall require and the Depositor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

            (i) The Representative shall have received an opinion of _______________, counsel to the Trustee, dated the Closing Date, in form and in substance satisfactory to the Representative and counsel for the Underwriters, to the effect that:

                  (i) The Pooling and Servicing Agreement, assuming due authorization, execution and delivery of such document by all other parties thereto, constitutes the legal, valid and binding agreement of the Trustee, except as enforceability thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar laws affecting the enforcement of rights of creditors against the Trustee generally, as such laws would apply in the event of bankruptcy, insolvency, liquidation, receivership or reorganization or any moratorium or similar occurrence affecting the Trustee, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

                  (ii) The Offered Certificates have been duly executed, authenticated and delivered by the Trustee in accordance with the terms of the Pooling & Servicing Agreement.

            (j) The Representative shall have received an opinion of in-house counsel to the Trustee, dated the Closing Date, in form and in substance satisfactory to the Representative and counsel for the Underwriters, to the effect that:

                  (i) The Trustee is a _______________ validly existing under the laws of _______________ and has the full power and authority to enter into, and to take all action required of it, under the Pooling and Servicing Agreement.

                  (ii) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee.

                  (iii) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against the Trustee under the Pooling and Servicing Agreement before any court, administrative agency or other tribunal (A) asserting the invalidity of the Pooling and Servicing Agreement or the Offered Certificates, or (B) seeking to prevent the issuance of the Offered Certificates or consummation of any of the transactions contemplated by the Pooling and Servicing

      Agreement or the Offered Certificates, or (C) that might materially or adversely affect the performance by the Trustee of its obligations under, or the validity or enforceability of the Pooling and Servicing Agreement and the Offered Certificates.

                  (iv) The execution and delivery of the Pooling and Servicing Agreement by the Trustee and the performance by the Trustee of its terms do not conflict with or result in a violation of (a) any law or regulation of the United States of America or _______________ governing the banking or trust powers of the Trustee, or (b) the articles of association and by-laws of the Trustee.

                  (v) No consent, approval or authorization of, filing or registration with, or notice to, any court or governmental agency or regulatory authority is required for the Trustee in connection with the execution and delivery of, performance under, or compliance with, the Pooling and Servicing Agreement or the Offered Certificates.

            (k) The Representative shall have received letters, each dated the Closing Date, from each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (together, the "Rating Agencies") confirming the ratings set forth in the Prospectus Supplement, which ratings shall not have been withdrawn.

            (l) The Representative shall have received copies of each opinion of counsel delivered to either Rating Agency, together with a letter addressed to the Representative, dated the Closing Date, to the effect that each Underwriter may rely on each such opinion to the same extent as though such opinion was addressed to each as of its date.

            (m) The Representative shall have received a reliance letter, dated the Closing Date, from Schulte Roth & Zabel LLP, counsel to the CIT Entities with respect to the legal opinions delivered in connection with the transactions contemplated by the Conduit Purchase Agreement, the CITCF-NY Conduit Sale Agreement and the CITCF-TN Conduit Sale Agreement.

            (n) Each of the representations and warranties of any of the CIT Entities contained in any of the Basic Documents shall be true and correct as of the date hereof and as of the Closing Date.

            (o) On the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Offered Certificates as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Depositor in connection with the issuance and sale of the Offered Certificates as herein contemplated shall be in form and substance satisfactory to the Representative and counsel for the Underwriters.

      If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, this Agreement and all the obligations hereunder may be canceled by the Underwriters at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Depositor and CITCF in writing, or by telephone or facsimile transmission confirmed in writing.

      7. Marketing Materials.

            (a) Not later than 10:30 a.m. New York time, on the business day before the date on which the Current Report relating to the Offered Certificates is required to be filed by the Depositor with the Commission pursuant to Section 5(m) hereof, each Underwriter shall deliver to the Depositor in electronic form or by such other means reasonably requested by the Depositor, complete copies of all materials, if any, provided by such Underwriter to prospective investors in such Offered Certificates which constitute "Collateral Term Sheets" and "Structural Term Sheets" within the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995), or "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation, the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association and the no-action letter of February 17, 1995 issued by the Commission to the Public Securities Association (collectively, the "Kidder/PSA Letters") and the filing of which is a condition of the relief granted in such letters (each of such "Collateral Term Sheets," "Structural Term Sheets" and "Computational Materials" being referred to as "Marketing Materials"). Each delivery of Marketing Materials to the Depositor pursuant to this paragraph (a) shall be effected by delivering a copy of such materials to counsel for the Depositor on behalf of the Depositor and one copy of such materials to the Depositor. The Marketing Materials so delivered shall be accompanied by a letter from _______________, addressed to the Depositor and the Representative, in form and substance reasonably satisfactory to the Depositor and the Representative, to the effect that _______________ have performed certain agreed upon procedures with respect to such Marketing Materials as a result of which they have determined that such Marketing Materials are mathematically correct.

            (b) Each Underwriter that so delivers Marketing Materials represents and warrants to and agrees with the Depositor, as of date hereof and as of the Closing Date, that:

                  (i) on the date any such Marketing Materials with respect to the Offered Certificates were last furnished to each prospective investor by such Underwriter and on the date of delivery thereof to the Depositor pursuant to Section 7(a), any Underwriter Derived Information (defined below), assuming the accuracy of the related Depositor Provided Information included therein, was and will be accurate in all material respects; and

                  (ii) the Marketing Materials contain customary legends and are in substantially the same form as previously furnished to the Depositor.

      Notwithstanding the foregoing, no Underwriter makes any representation or warranty as to any information other than the Underwriter Derived Information provided by such Underwriter. "Underwriter Derived Information" means such portion, if any, of the information delivered to the Depositor pursuant to
Section 5(m) for filing with the Commission on Form 8-K as: (i) is not contained in the Prospectus without taking into account information incorporated therein by reference, (ii) does not constitute Depositor Provided Information and (iii) is of the type of information defined as Collateral Term Sheets, Structural Term Sheets or Computational Materials. "Depositor Provided Information" means any computer tape furnished to the Underwriters by any of the CIT Entities that is relied on or is reasonably anticipated by the parties hereto to be relied on by the Underwriters in the course of the Underwriters' preparation of its Underwriter Derived Information.

            (c) Each Underwriter severally covenants with the Depositor that if any Underwriter Derived Information required to be provided to the Depositor pursuant to this Section 7 is determined to contain any information that is inaccurate or misleading, such Underwriter (whether or not such Underwriter Derived Information was provided to the Depositor or filed by the Depositor with the Commission) shall promptly prepare and deliver to the Depositor and each prospective investor which received such Underwriter Derived Information corrected Underwriter Derived Information. All information provided to the Depositor pursuant to this Section 7(c) shall be provided within the time periods set forth in Section 7(a).

            (d) Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Marketing Materials including the Kidder/PSA Letters.

            (e) Each Underwriter shall provide the Registrant with representative forms of all Marketing Materials prior to their first use, to the extent such forms have not previously been approved by the Registrant for use by such Underwriter.

            (f) If an Underwriter does not provide any Marketing Materials to the Registrant pursuant to Section 7(e) and if no Marketing Materials have been previously approved, such Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Offered Certificates that is required to be filed with the Commission in accordance with the Kidder/PSA Letters.

            (g) In the event of any delay in the delivery by any Underwriter to the Registrant of all Marketing Materials required to be delivered in accordance with Section 7(a), the Registrant shall have the right to delay the release of the Prospectus to investors or to any Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Registrant to comply with its agreement set forth in Section 5(m) to file the Marketing Materials by the time specified therein.

      8. Indemnification and Contribution.

            (a) CITCF will indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (including any filings on a Current Report incorporated by reference therein), the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) CITCF will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents (x) in reliance upon and in conformity with written information furnished to the Depositor or CITCF by or on behalf of any Underwriter through the Representative specifically for use therein it being understood and agreed that the only such information furnished by any Underwriter consists of the following information contained in the prospectus supplement relating to the Offered Certificates dated the date hereof: the underwriting discounts and commissions set forth on the cover page, the concession and reallowance figures appearing within the third paragraph under the caption "UNDERWRITING" and the information contained in the fourth paragraph (other than the last sentence thereof), the fifth paragraph, the eighth paragraph and the ninth paragraph under the caption "UNDERWRITING" (the "Underwriters' Information") or (y) with respect to Underwriter Derived Information included in any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein results (or is alleged to have resulted) from an error (a "Depositor Error") in the Depositor Provided Information other than a Depositor Error which is corrected by information subsequently furnished by the Depositor in writing or by electronic transmission to such Underwriter prior to the time such Computational Materials are furnished to the Depositor pursuant to Section 7(a), (ii) such indemnity with regard to any related preliminary prospectus shall not inure to the benefit of each Underwriter (or any person controlling each Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Certificates which are the subject thereof if such person did not receive a copy of the Prospectus (or, in the event it is amended or supplemented, such Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Offered Certificates to such person if such Prospectus (or, in the event it is amended or supplemented, such Prospectus as amended or supplemented) was timely forwarded to each Underwriter as required by this Agreement and the untrue statement or omission of a material fact contained in such related preliminary prospectus was corrected in the Prospectus (or, in the event it is amended or supplemented, such Prospectus as amended or supplemented) and (iii) CITCF shall not, in connection with any one such action or separate but substantially similar or related transactions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters, which firm shall be designated in accordance with Section 8(c) hereof.

            (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Depositor and CITCF against any losses, claims, damages or liabilities to which the Depositor or CITCF may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor or CITCF by or on behalf of such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Depositor or CITCF in connection with investigating or defending any such action or claim as such expenses are incurred, it being understood and agreed that (i) the only such information furnished by any Underwriter consists of (x) the Underwriters' Information and (y) in any Underwriter Derived Information (or amendments or supplements thereof) furnished to the Depositor by such Underwriter pursuant to Section 7 (except that no such indemnity shall be available for any losses, claims, damages or liabilities (or actions in respect thereof) resulting from a Depositor Error other than a Depositor Error which is corrected by information subsequently furnished by the Depositor in writing or by electronic transmission to such Underwriter prior to the time such Computational Materials are furnished to the Depositor pursuant to Section 7(a), and (ii) the Underwriters shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for each of the Depositor and CITCF, which firm shall be designated in accordance with Section 8(c) hereof.

            (c) Promptly after receipt by an indemnified party under this Section of written notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and after acceptance by the indemnified party of counsel, except as provided in the next following paragraph, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

      Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; or (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel per jurisdiction) at any time for all such indemnified parties, which firm shall be designated in writing by the related Underwriter, if the indemnified parties under this Section 8 consist of one or more Underwriters or any of its or their controlling persons, or the Depositor, if the indemnified parties under this
Section 8 consist of the Depositor or any of the Depositor's directors, officers or controlling persons.

            (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor and CITCF on the one hand and the Underwriters on the other from the offering of the Offered Certificates or (ii) if the allocation provided in clause (1) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor and CITCF on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor and CITCF on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Certificates (before deducting expenses) received by the Depositor and CITCF bear to the total Underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor, CITCF or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. CITCF, the Depositor and the Underwriters agree that it would not be just and equitable if contributions made pursuant to this subsection (d) were to be determined by pro rata allocation that does not take into account the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount set forth on the cover page of the prospectus supplement relating to the Offered Certificates paid to such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (e) The obligations of CITCF under this Section shall be in addition to any liability which the Depositor or CITCF may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Depositor or CITCF, to each officer of the Depositor or CITCF who has signed the Registration Statement and to each person, if any, who controls the Depositor or CITCF within the meaning of the Act.

      9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of any of the CIT Entities or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, any of the CIT Entities or any of their respective Representative, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Certificates. If this Agreement is terminated pursuant to Section 10 or if for any reason the purchase of the Offered Certificates by the Underwriters is not consummated, the Depositor and CITCF, shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 hereof and the respective obligations of the Depositor, CITCF and the Underwriters pursuant to Section 8 hereof shall remain in effect. If the purchase of the Offered Certificates by the Underwriters is not consummated for any reason other than because of the termination of this Agreement pursuant to Section 10 or the occurrence of any event specified in clauses (iii), through (vii) of Section 6(d) hereof, the Depositor and CITCF will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Certificates.

      10. Failure to Purchase the Offered Certificates. If any Underwriter or Underwriters default in their obligations to purchase the principal amount of the Class or Classes of Offered Certificates opposite such Underwriter's name on
Schedule I hereto and the aggregate principal amount of such Class or Classes of Offered Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Certificates, the Representative may make arrangements satisfactory to the Depositor and CITCF for the purchase of such Offered Certificates by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Certificates that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Class or Classes of Offered Certificates with respect to such default or defaults exceeds 10% of the total principal amount of the Offered Certificates and arrangements satisfactory to the Representative, the Depositor, and CITCF for the purchase of such Offered Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Depositor, or CITCF, except as provided in
Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

      11. Notices. All communications hereunder will be in writing and, if sent to the Representative or the Underwriters, will be mailed, delivered or sent by facsimile transmission and confirmed to it at [UNDERWRITER], [address],
Attention: _______________ (facsimile number _______________); with a copy to its General Counsel office (facsimile number _______________), if sent to the Depositor, will be mailed, delivered or sent by facsimile transmission and confirmed to it at The CIT Group Securitization Corporation III, 1 CIT Drive, Livingston, New Jersey 07039, Attention: _______________, President (facsimile number (973) 740-5410); and if sent to CITCF, will be mailed, delivered or sent by facsimile transmission and confirmed to it at The CIT Group/Consumer Finance, Inc., 1 CIT Drive, Livingston, New Jersey 07039, Attention: President (facsimile number (973) 740-5000).

      12. No Bankruptcy Petition. Each Underwriter agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Depositor or by a trust for which the Depositor was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

      13. Successors. This Agreement will inure to the benefit of and be binding upon the Underwriters, the Depositor and CITCF and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligations hereunder.

      14. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions described in this Agreement, and any action taken by Representative under this Agreement will be binding upon all the Underwriters.

      15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (including, without limitation, Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York) without regard to the conflict of laws principles thereof.

      Each of the parties hereto hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

      16. Counterparts. This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon it will become a binding agreement among the Depositor, CITCF and the several Underwriters in accordance with its terms.

                                        Very truly yours,
                                        THE CIT GROUP SECURITIZATION
                                        CORPORATION III
                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: Vice President

                                        THE CIT GROUP/CONSUMER
                                        FINANCE, INC.
                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: Vice President

The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
date first above written:

[UNDERWRITER]

By:
    -----------------------------------
    Name:
    Title: Director

Acting on behalf of itself and as the
Representative of the several
Underwriters.